                                August 6, 1993

Terry Stavropoulos, Vice President
TeleSciences CO Systems, Inc.
351 New Albany Road
Moorestown, NJ 08057

Reference:  800 Glen Avenue Facility
            First Amendment to Lease Agreement dated June 13, 1988

Dear Mr. Stavropoulos:

Line Lexington Management Corp. is willing to extend the Lease Agreement in accordance with the following provisions:

      1. The Commencement Date of the renewal shall be September lst, 1993; the Expiration Date shall be August 31st, 1998.

      2. Beginning December 1st, 1993 Lessee shall have the option to terminate the Agreement on any quarterly anniversary date upon [1] the giving of notice to Lessor six (6) months in advance of the Termination Date and [2] the prepayment of a penalty equivalent to six (6) months of rent, which sum shall be delivered to Lessor no less than ten (10) days prior to the Termination Date.

            There shall be no grace period for the penalty payment. Failure to deliver the penalty payment on time or any other breach of the terms of the Lease Agreement, as amended, during the six-month period following delivery to Lessor of Notice of Termination shall void the Notice, and Lessee shall be liable for all payments and conditions as if Notice had never been given.

      3. The annual (monthly) rental for the premises shall conform with the following schedule:

LINE LEXINGTON MANAGEMENT CORP.
GWYNEDD PLAZA I, SUlTE 201, SPRING HOUSE, PA 19477 - (215) 643-4600

                                                Terry Stavropoulos, V.P.
                                                August 6, 1993
                                                Page 2 rev

      Year One:   $180,000.00 ($15,000.00 monthly)
      Year Two:   $168,000.00 ($14,000.00 monthly)
      Year Three: $156,000.00 ($13,000.00 monthly)
      Year Four:  $144,000.00 ($12,000.00 monthly)
      Year Five:  $132,000.00 ($11,000.00 monthly)

4. Lessee shall deposit with Lessor the sum of $13,500.00, which sum shall be added to the existing deposit of $10,000.00, plus $2,500.00 of accrued interest on the existing deposit, in order to equal a Security Deposit of two months rent at the average monthly rent of $13,000.00. The last line of Paragraph 36 shall be amended to provide that: "Simple interest at regular commercial bank savings account rates shall be credited once annually to Lessee's account."

5. Lessee agrees to add business rents insurance coverage for the benefit of Lessor to its existing fire and general liability coverage of the premises, and Lessor shall reimburse Lessee for the cost of this endorsement or Lessee shall arrange for Lessor to be billed directly by the carrier.

6. The grace period stipulated in Paragraph 33 of the Agreement for the receipt of monthly rent shall be reduced from twelve (12) days to ten (10) days after which Lessee shall be subject to a late charge equivalent to 3% of the outstanding balance.

7. Lessee agrees to pay the cost of a Phase I Environmental Study of the premises which shall include the taking of soil samples; said study to be performed in accordance with a Proposal dated August 6, 1993 rendered by Gilmore & Associates, Inc. Further, Lessee agrees to comply at its own expense with all requirements of appropriate authorities or Underwriters identified by the study as well as all reasonable recommendations of the Engineer responsible for the study.

                                                Terry Stavropoulos, V.P.
                                                August 6, 1993
                                                Page 3

8. Provided Lessee has not been in default under this Agreement, as amended, Lessee shall have the option of renewing the amended Agreement for an additional period of five (5) years. The rent shall be adjusted in accordance with the formula given in Paragraph 45, except that the formula shall be applied to the average annual rent over the amended term hereof and the period dates shall be amended to September 1, 1993 through August 31, 1998 respectively. The last sentence of Paragraph 45 shall be amended to stipulate: "In no event shall the minimum annual rent be less than the average annual rent which prevailed during the term under the First Amendment to this Agreement."

9. All other terms and conditions of the existing Lease between the parties hereto, dated 13 June 1988 shall remain the same.

      In witness whereof, the parties hereto have hereunto set their hands and seals the day and year written below.

      Accepted:
      TeleSciences CO Systems, Inc.


      /s/ Greg Fegley                8/27/93          /s/              8/27/93
      ---------------------------------------         -------------------------
      By:  Greg Fegley, Dir.- Materials  Date         Attest:

      Accepted:
      Line Lexington Management Corp.


      /s/ Manny J. Neff              9/03/93          /s/
      ---------------------------------------         -------------------------
      By: Manny J. Neff, Pres.           Date         Witness: